Private Placement in China VoIP &Digital Telecom
Yinquan Technology Closed with US$5 million

Jinan Yinquan Technology Co., Ltd., the wholly owned subsidiary of China VoIP & Digital Telecom Inc. (OTCBB: CVDT), today announced that it has closed its round of fund raising with US$5 million.

America’s Growth Capital acted as the placement agent to the company.

“With the capital raised in this round, we will be able to significantly improve our product offerings, expand our operations and increase our competitive advantages.  As the leader in China’s telecom industry, China VoIP & Digital Telecom will continue to create new products and value-added services to its enterprise and individual customers”, said Li Kunwu, President and CEO of China VoIP & Digital Telecom, Inc.

About China VoIP & Digital Telecom, Inc.:

China VoIP & Digital Telecom, Inc. offers Voice over the Internet Protocol service in People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.

Safe Harbor Statement:

This announcement contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about China VoIP & Digital Telecom, Inc. beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statements. All information provided in this press release is as of December 26, 2007, and China VoIP & Digital Telecom, Inc. undertakes no duty to update such information, except as required under applicable law.